Exhibit 99.1

Minto Communities, Margaritaville Holdings and The St. Joe Company Announce Plans for the Next LATITUDE MARGARITAVILLE Location in the Panhandle of Florida

WATERSOUND, Fla.--(BUSINESS WIRE)--May 16, 2018--Master developer Minto Communities USA, global lifestyle brand Margaritaville Holdings and The St. Joe Company (NYSE: JOE) (“St. Joe”) have combined their resources to pursue the development of a new LATITUDE MARGARITAVILLE active adult community in Florida’s Panhandle region to be located in Bay County near Panama City Beach and the scenic 30A corridor. The community is projected to open in early 2020.

The LATITUDE MARGARITAVILLE Watersound location is in the heart of St. Joe’s Bay-Walton Sector Plan that is entitled for 170,000 homes. St. Joe owns approximately 15 miles of frontage on the Intracoastal Waterway connecting West Bay with Choctawhatchee Bay and it is expected that the community will receive the benefit from the spectacular vistas and recreational opportunities.

LATITUDE MARGARITAVILLE Watersound is the third of the communities to be developed. The first two LATITUDE MARGARITAVILLE communities have opened in Daytona Beach, Florida and Hilton Head, South Carolina.

According to St. Joe Company President and Chief Executive Officer Jorge Gonzalez, “St. Joe is pleased to work together with Minto and Margaritaville to offer the first active adult community of this kind in our region. Minto has a solid record of successful developments throughout the state of Florida and the southeastern United States. Many factors set this community and our market apart from others. The planned Latitude Margaritaville community property is in close proximity to the Gulf of Mexico and the area’s gorgeous white sand beaches, shopping and entertainment centers, as well as the Northwest Florida Beaches International Airport.”

Minto’s Latitude Margaritaville Division President William Bullock notes that LATITUDE MARGARITAVILLE communities have experienced an overwhelming response from those seeking a unique approach to active adult living. “There is nothing that compares to the lifestyle of Latitude Margaritaville,” notes Bullock. “Minto is proud to work with St. Joe and Margaritaville to bring Latitude Margaritaville Watersound to this beautiful part of Florida. Our audience has been asking for a Gulf of Mexico location, and this is a perfect complement to our other coastal destinations in Daytona Beach and Hilton Head.”

“We are thrilled to join our brand with Minto and St. Joe to create a LATITUDE MARGARITAVILLE experience on Florida’s Gulf Coast, an ideal complement to our other lifestyle communities in Daytona Beach and Hilton Head,” added John Cohlan, chief executive officer of Margaritaville. “Latitude Margaritaville Watersound is the perfect destination for those looking to own a piece of paradise in the panhandle while living a life of fun and relaxation."

Important Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements,” within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding Minto’s and St. Joe’s future intent to enter into a joint venture, the anticipated success of that joint venture and prospective interest in a Latitude Margaritaville project in Bay County, as well as the growth potential of a Latitude Margaritaville community in Bay County. Minto is authorized to use the Latitude Margaritaville name by virtue of a license agreement from Margaritaville. At this point, St. Joe and Minto have not reached any sort of agreement, and the parties have not entered into any definitive documentation with respect to the joint venture, meaning that neither party is bound to move forward at this stage. This press release is a disclosure of an intent of Minto and St. Joe to pursue a joint venture and either party may decide not to pursue the joint venture. These forward-looking statements are qualified in their entirety by cautionary statements and risk factors set forth in St. Joe’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2017, its Quarterly Report on Form 10-Q filed with the SEC on May 2, 2018 as updated by subsequent current report filings, as well as the following: (1) the ability of St. Joe and Minto to mutually agree to a joint venture structure and joint venture documents, (2) the ability of St. Joe and Minto to successfully complete the proposed project, and (3) the continued interest of prospective buyers of a Latitude Margaritaville project in Bay County.

For more information on LATITUDE MARGARITAVILLE and to sign up to receive regular development updates, visit www.LatitudeMargaritaville.com. Follow Latitude Margaritaville on Facebook at www.facebook.com/LatitudeMargaritaville and on Twitter at @LatitudeMville.

About Latitude Margaritaville

Latitude Margaritaville is a new portfolio of active adult communities developed by the global lifestyle brand Margaritaville and master developer Minto Communities. Offering resort-style amenities, Latitude Margaritaville is the ideal destination for those looking to live the Margaritaville lifestyle as they grow older, but not up. The communities will feature a resort-style pool, fitness activities, game and hobby rooms, arts and learning programs, live entertainment, signature Margaritaville food and beverage concepts, and more. The 55-and-better communities are currently under development in Daytona Beach, Florida, and Hilton Head, South Carolina, with plans for additional locations in some of the nation’s most popular destinations.

About Minto

Minto Communities, based in Florida since 1978, has represented integrity, financial strength and enduring value for over 40 years. Minto builds exceptional new homes and communities to meet every lifestyle, with more than 25,000 new homes built in 46 communities. Minto is dedicated to continuous improvement in design, quality and customer experience. Applauded and recognized as an expert in building active-adult communities, Minto was awarded “Best Floor Plans for 50+” from Ideal-Living magazine. These are just some of the elements that set Minto apart as an exceptional home builder and community developer, and have earned the company national recognition that includes consistently high rankings from Eliant Customer Service Surveys. Minto has earned multiple national awards for community and home design, including Best Mixed-Use Community and Best Clubhouse from the National Association of Home Builders (NAHB) for The Isles of Collier Preserve community in Naples, Florida; and Best Clubhouse from NAHB for the Harbour Isle Beach Club in Sarasota-Bradenton, Florida. For more information on Minto Communities, visit www.mintousa.com.

About Margaritaville

Margaritaville is a global lifestyle brand inspired by the lyrics and lifestyle of singer, songwriter and best-selling author Jimmy Buffett, whose songs evoke a passion for tropical escape and relaxation.

Margaritaville features 12 lodging locations with more than 20 additional projects in the pipeline, four gaming properties and over 60 food and beverage venues including signature concepts such as Margaritaville Restaurant, award-winning JWB Prime Steak and Seafood, 5 o’Clock Somewhere Bar & Grill and LandShark Bar & Grill. More than 20 million travelers every year change their latitude and attitude with a visit to a Margaritaville resort, residential real estate destination, vacation club, vacation home rental or restaurant.

Consumers can also escape everyday through a collection of Margaritaville lifestyle products including apparel, footwear, frozen concoction makers, home décor and more. Additionally, the brand’s food, beverage and spirits lines – including Margaritaville tequilas, rums, LandShark Lager and a new bestselling cookbook – deliver authentic, tropical escapism to fans around the world. Margaritaville, a state of mind since 1977.

About St. Joe

St. Joe is a Northwest Florida based real estate development, asset management and operating company established in 1936. The Company focuses on thoughtfully planned destinations and thriving communities to Live, Work, Play, Shop, and Vacation near the region's beautiful white sand beaches such as WaterColor, WaterSound Beach, WaterSound Origins, WaterColor Inn, WaterSound Beach Club, VentureCrossings, Breakfast Point, Pier Park North, WindMark Beach, Camp Creek Golf Club, Bay Point Marina, among other distinct brand names. More information about St. Joe and our growing destinations and communities can be found at www.joe.com. Check out beach conditions at Joe’s WaterSound Beach webcam: http://clubsbyjoe.com/beachcam

Editor’s Note: A selection of images and video of Latitude Margaritaville communities can be found here: https://www.dropbox.com/sh/kdnaozqgjmcaljm/AABCeo0Eohfb-rYi5_oJFo9xa?dl=0

CONTACT:
Paula Robertson & Associates (for Minto)
Paula Robertson, 239-454-1454
Paula@prprUSA.com
or
Hemsworth Communications (for Margaritaville)
Samantha Jacobs or Kayla Louttit, 954-716-7614
Margaritaville@HemsworthCommunications.com
or
The St. Joe Company
Marek Bakun, 866-417-7132
Chief Financial Officer
Marek.Bakun@joe.com